SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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Commission file number: 001-14753

INTERNATIONAL SMART SOURCING, INC.

(Name of Registrant as Specified In Its Charter)

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INTERNATIONAL SMART SOURCING, INC.
320 Broad Hollow Road
Farmingdale, New York

NOTICE OF ACTION WITHOUT A MEETING

To the Stockholders of International Smart Sourcing, Inc.:

          Enclosed is an Information Statement that relates to the following:

•	the amendment of our certificate of incorporation to increase our number of authorized shares of common stock from 11,000,000 to 101,000,000 shares; and

•	the ratification of an amendment to our Bylaws to allow for actions of stockholders by written consent as permitted by Section 228 of the Delaware General Corporation

          We are not seeking your consent, authorization, or proxy with respect to these amendments, as the amendments were approved by our board of directors on October 15, 2004 and by the holders of more than a majority of our outstanding voting stock on October 15, 2004 by written consent. This Information Statement constitutes notice of this consent in accordance with Section 228(e) of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

          We are mailing this Information Statement on or about November 12, 2004 to our stockholders of record on September 13, 2004.

          November 12, 2004

By Order of the Board of Directors,

/s/ DAVID KASSEL

David Kassel, Chairman

INTERNATIONAL SMART SOURCING, INC.
320 Broad Hollow Road
Farmingdale, New York

INFORMATION STATEMENT

          This Information Statement is provided on or about November 12, 2004 by International Smart Sourcing, Inc., a Delaware corporation, to holders of our outstanding stock as of the record date, September 13, 2004, pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform our stockholders that we will take the actions described in this Information Statement pursuant to the approval by our Board of Directors and by the written consent of a majority of our outstanding voting shares that are entitled to vote on these matters. As described in more detail in this Information Statement, the proposed actions involve the following:

•	The amendment of our certificate incorporation to increase our number of authorized shares of common stock from 11,000,000 to 101,000,000 shares.

•	The ratification of an amendment to our Bylaws to allow for action of stockholder by written consent as permitted by Section 228 of the Delaware General Corporation.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

          Section 228(a) of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Our certificate of incorporation contains no provision or language in any way limiting the right of our stockholders to take action by written consent.  Our Bylaws provided that all actions of stockholders were to take place at meetings of stockholders.  The Board of Directors amended the Bylaws to permit actions by stockholders by majority written consent.

          The Board of Directors approved the amendment to the Bylaws and the Certificate of Incorporation on October 15, 2004.  On October 15, 2004, holders of more than a majority of the outstanding shares of our voting stock executed a written consent approving an amendment of our certificate of incorporation to increase the number of authorized shares of common stock from 11,000,000 to 101,000,000 shares and the ratifying an amendment to the Bylaws to permit action by stockholders by majority written consent. Because the actions have been approved by the holders of the required majority of the outstanding shares that are entitled to cast votes, no other stockholder approval of these actions is necessary. This Information Statement will also serve as notice of actions taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law. No further notice of the filing of the amendments described herein or the effectiveness of these actions will be given to you.

          This Information Statement is provided to our stockholders for informational purposes only, and you need not take any further action in connection with this Information Statement. We will bear all costs of preparing and delivering this Information Statement.

          Pursuant to our certificate of incorporation, we currently have authorized for issuance 10,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. As of the record date, our only issued and outstanding shares were 3,778,887 shares of common stock, and no shares of preferred stock. Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders.

          This Information Statement is being mailed on or about November 12, 2004 to our stockholders of record on the record date, September 13, 2004. Section 213(b) of the Delaware General Corporation Law sets forth the rules for ascertaining the record date to determine which stockholders of a corporation are eligible to consent to action by written consent pursuant to Section 228 of the Delaware General Corporation Law. Pursuant to Section 213(b), our Board determined that stockholders of record on September 13, 2004 were entitled to consent to the actions described in this Information Statement.

          The October 15, 2004 written consent of stockholders referenced above and described in this Information Statement was executed by stockholders holding over 50% of the shares eligible to vote on those matters on that date.  No amendments to the certificate of incorporation will be filed with the Delaware Secretary of State until at least twenty days after the mailing of this Information Statement.

GENERAL

AMENDMENT OF ARTICLES OF INCORPORATION
TO INCREASE NUMBER OF AUTHORIZED SHARES

          The proposal to amend the Company’s Articles of Incorporation is described below. A copy of the amendment to the Articles of Incorporation is attached to this Information Statement as Exhibit A.  Our certificate of incorporation currently authorizes 11,000,000 shares of capital stock, of which 10,000,000 shares are common stock and 1,000,000 shares are preferred stock.  The amendment would increase the number of authorized shares to 101,000,000, consisting of 100,000,000 shares of common stock and 1,000,000 preferred shares.

          The Company’s Board of Directors has determined that it is in the Company’s best interest to perform a forward split of its common stock in order to allow our stock to trade in a price range that will appeal to more investors. The split would be accomplished through the issuance of a dividend to shareholders of four shares of common stock for every one share held by such stockholders. Some of the additional shares would be used to perform the forward split.  The Board of Directors has adopted a resolution stating that the dividend shall be issued to all shareholders of record on December 1, 2004 and shall be payable on December 10, 2004, subject to certain regulatory and corporate filings.

          In addition to the reasons set forth above, the Company’s directors believe that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions, stock dividends, stock splits and other general corporate purposes. The Company’s directors believe that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholdings, management believes that such transactions would increase the value of the Company to its stockholders.

          Delaware law requires that this amendment of our certificate of incorporation to increase the number of authorized shares of common stock be approved by a majority of our stockholders as a prerequisite to the effectuation of the amendment, which was accomplished by the October 15, 2004 majority written consent.

RATIFICATION OF AN AMENDMENT OF THE
BYLAWS TO PERMIT ACTION UPON WRITTEN CONSENT

          The Company’s Board of Directors has unanimously adopted a resolution amending the Bylaws to permit action upon the written consent of less than all stockholders of the Company. The Board of Directors believes that this amendment is in the best interest of the Company because it will reduce the time and expense associated with proxy solicitations. A copy of the amendment to the Bylaws is attached as Exhibit B.

          At present, the Bylaws of the Company require the consent of a majority of the Company’s stockholders which is obtained by giving notice to stockholders, filing proxy statements, and holding a stockholder meeting. This process can be time consuming and costly to the Company. This amendment will have the practical effect of permitting the Company to approve, in most instances, actions requiring stockholder consent without having to bear the expense and time associated with a proxy solicitation and holding a stockholder meeting. In lieu of such, the Company may take certain actions (such as increasing the authorized capital of the Company) by obtaining a majority written consent of stockholders. The Company will continue to be subject to the reporting obligations of the Securities Exchange Act of 1934, including distribution of an information statement in instances where a full proxy solicitation is not required.

          The ratification of the Bylaws by the stockholders was accomplished by the October 15, 2004 majority written consent.

DISSENTERS’ RIGHTS OF APPRAISAL

          You have no rights to appraisal of your shares of International Smart Sourcing, Inc. common stock under Delaware law in connection with the matters discussed in this Information Statement.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

          No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company’s Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth as of September 13, 2004 certain information regarding the beneficial ownership of Common Stock by (i) each person or “group” (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each executive officer of the Company, (iii)  all directors and executive officers as a group. Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject, to community property laws, where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Common Stock Owned

David Kassel	765,000		20.25
Andrew Franzone	425,000	(1)	11.25
Harry Goodman	395,000	(2)	10.46
H.T. Ardinger and Son Company	333,334		8.82
David Hale	100		*(3)
All directors and executives as a group	1,918,434		50.78

(1)	Includes 100,000 shares owned by wife, of which beneficial ownership is disclaimed.
(2)	Includes 75,000 shares owned by wife, of which beneficial ownership is disclaimed.
(3)	Less than one percent (1%).

FORWARD-LOOKING STATEMENTS

          The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are “forward-looking statements”. Terms such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “predicts”, “may”, “should”, “will”, the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: our reliance on certain major clients; unanticipated losses of or delays in implementation of client programs; higher than anticipated implementation costs associated with new client programs; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on our labor force; reliance on technology; telephone and internet service dependence; the ability, means, and willingness of financial markets to finance our operations; and other operational, financial or legal risks or uncertainties detailed in our SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new expectations, conditions or circumstances, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov.

You should rely only on the information contained in, or incorporated by reference as an Exhibit to, this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than November 12, 2004, or such earlier date as is expressly set forth herein.

/s/ DAVID KASSEL

David Kassel, Chairman

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF INTERNATIONAL SMART SOURCING, INC.

          International Smart Sourcing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, Does Hereby Certify:

          FIRST: That the Board of Directors of said corporation, by a meeting of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of International Smart Sourcing, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

“Capitalization.

(a)

The aggregate number of shares that the Corporation shall have the authority to issue is 101,000,000 shares of capital stock of which: (i) 100,000,000 shares shall be of a class of voting common stock, par value $.001 per share (the “Common Stock”); and (ii) 1,000,000 shares shall be of a class of Preferred Stock, par value $.001 per share (the “Preferred Stock”), for which the Board of Directors (the “Board”) is authorized hereby, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the DGCL to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series of Preferred Stock, not heretofore designated, shall include, but not be limited to, determination of the following:

(i)

the number of shares constituting that series (which may be increased or decreased by the Board) and the distinctive designation of that series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 1,000,000);

(ii)

the dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

	(iii)	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv)

whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(v)

whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

	(vi)	whether that series shall have sinking fund for redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii)

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii)	any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to such series which may be authorized under the DGCL.

          SECOND: That the majority of stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provision of section 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by David Hale, its President this _____day of ___________, 2004.

/s/ DAVID HALE

David Hale, President

EXHIBIT B

AMENDMENT TO THE BYLAWS
OF INTERNATIONAL SMART SOURCING, INC.

Dated as of October 15, 2004

          The International Smart Sourcing, Inc. Bylaws (the “Bylaws”) was duly adopted by the Board of Directors of International Smart Sourcing, Inc. (the “Company”) as of July 1, 1998.

          Pursuant to Section VIII of the Bylaws, the Board of Directors duly adopted a resolution to amend the Bylaws as follows:

          Section 10 of the Bylaws is amended to read as follows:

Written Consent to Action in Lieu of a Meeting. Stockholders may take such action by written consent as shall be permitted by section 228 of the General Corporation Law

          The amendment to the Bylaws was approved ratified by the majority of the Stockholders of the Company via a written consent dated October 15, 2004.

          Except as specifically amended above, the terms and conditions of the Bylaws are hereby ratified and confirmed and remain in full force and effect.